UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

VASO ACTIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31925	02-0670926
(State or other jurisdiction of incorporation No.)	(Commission File No.)	(IRS Employer Identification No.)

99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923

(Address of principal executive offices including zip code)

(978) 750-1991

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

On April 8, 2004, Vaso Active Pharmaceuticals, Inc. issued a press release announcing the execution of a Settlement Agreement and Release between the Company and The Riverview Group LLC, dated as of April 8, 2004.  A copy of the Settlement Agreement and Release is attached hereto as Exhibit 4.1.  A copy of the Press Release is attached hereto as Exhibit 99.1

ITEM 7.  EXHIBITS

(c) Exhibits.

Exhibit 4.1 – Settlement Agreement and Release, dated as of April 8, 2004, between Vaso Active Pharmaceuticals, Inc. and The Riverview Group LLC.

Exhibit 99.1 – Press Release issued April 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VASO ACTIVE PHARMACEUTICALS, INC.

	By:	/s/ John J. Masiz
Name: John J. Masiz
Title: President, CEO

Date: April 9, 2004